UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2007

PHINDER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

00032559
(Commission File Number)	(IRS Employer Identification No.)

181 University Ave, Suite 210, Toronto ON	M5H 3M7
(Address of Principal Executive Offices)	(Zip Code)

416-815-1771

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

On April 13, 2007, Phinder Technologies, Inc.’s (“Phinder”) wholly owned subsidiary Zupintra Communications Inc. finalized a credit insurance policy with Coface North America, Inc., an unrelated third party. This policy is related to the $10,000,000 accounts receivable financing as outlined in the Company’s March 28, 2007 press release. The insurance covers over 25 countries, including the United States, India, England, France, Italy, the Netherlands and Canada.

The Company will now be able to offer their services to tier 1 telecommunications companies. As these companies have significant international voice traffic needs, this represents a substantial business opportunity, as the Company will now be able to finance up to $10 million dollars of sales per billing cycle. Based upon a 30 day cycle, we are now in a position to fund up to $120,000,000 in annual revenue. However, there can be no assurances that such revenue levels will be attained.

Item 2.01 Completion of Acquisition or disposition of Assets the Company

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit 99.1 Press release dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf for the undersigned hereunto duly authorized.

PHINDER TECHNOLOGIES, INC.

/s/  John van Arem
      Chief Executive Officer

Date: April 18, 2007